UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2017
VMWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33622 (Commission File Number)	94-3292913 (IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On March 29, 2017, VMware, Inc. (“VMware”) entered into a Stock Purchase Agreement (the “Agreement”) with its controlling stockholder, Dell Technologies Inc. (“Dell”), and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC (“EMC”), under which VMware has agreed to purchase $300 million (the “Purchase Amount”) of VMware Class A Common Stock (the “Shares”) that are currently held by EMC.
Pursuant to the Agreement:

•
The purchase price per Share (the “Purchase Price”) will be fixed at a 3.5% discount to a volume-weighted average stock price of VMware’s Class A Common Stock based on trading on the New York Stock Exchange during a reference period, which VWAP will be no greater than 25% higher or 25% lower than the closing price per share on March 31, 2017.

•
At an initial closing expected to occur on April 5, 2017, which is subject to customary closing conditions, VMware will deliver the Purchase Amount to EMC in exchange for an initial delivery of Shares.

•
A final closing, which is subject to customary closing conditions, is expected to occur three business days following the end of the reference period, during VMware’s second fiscal quarter ending August 4, 2017.

•
At the final closing, EMC will deliver to VMware a number of Shares necessary to true-up the total number of Shares being purchased (the “True-Up Amount”). The True-Up Amount will be $300 million divided by the Purchase Price minus the number of Shares delivered at the initial closing.

The Agreement and the terms of the transaction were approved by the Related Persons Transactions Committee of VMware’s Board of Directors.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.
Item 5.07.    Submission of Matters to a Vote of Security Holders
     On March 29, 2017, Dell provided the consent of its wholly owned subsidiary EMC Corporation, the sole Class B common stockholder of VMware, to the aggregate size of VMware’s equity grants through the end of fiscal year 2018 in accordance with VMware’s Amended and Restated Certificate of Incorporation, in an action by written consent pursuant to Section 228 of the Delaware General Corporation Law. VMware’s equity grants will be issued from the VMware Amended and Restated 2007 Equity and Incentive Plan share reserve approved by VMware’s stockholders.
Item 8.01.    Other Events.
On March 30, 2017, VMware issued a press release announcing the entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1	Stock Purchase Agreement, dated as of March 29, 2017, by and among Dell Technologies Inc., EMC Equity Assets LLC and VMware, Inc.

99.1	Press release of VMware, Inc. dated March 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: March 30, 2017	By:	/s/ Zane Rowe
Zane Rowe
Chief Financial Officer and Executive Vice President